CUSIP NO. 963025606	13G

EXHIBIT INDEX TO SCHEDULE 13G

EXHIBIT 1

Joint Filing Agreement, dated as of January 8, 2025, by and between Magnolia Capital Fund, LP, The Magnolia Group, LLC, and Adam K. Peterson.

CUSIP NO. 963025606	13G

EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned agree, as of January 8, 2025, that only one statement containing the information required by Schedule 13G, and each amendment thereto, need be filed with respect to the ownership by each of the undersigned of shares of Series D Cumulative Convertible Preferred Stock of Wheeler Real Estate Investment Trust, Inc., and such statement to which this Joint Filing Agreement is attached as Exhibit 1 is filed on behalf of each of the undersigned.

Dated: January 8, 2025

Magnolia Capital Fund, LP

By:	The Magnolia Group, LLC
General Partner

By:	/s/ Adam K. Peterson
Adam K. Peterson, Manager

The Magnolia Group, LLC

By:	/s/ Adam K. Peterson
Adam K. Peterson, Manager

By:	/s/ Adam K. Peterson
Adam K. Peterson